Exhibit 10.94


1    SEVENTH AMENDMENT OF LEASE

THIS SEVENTH AMENDMENT OF LEASE (this "Seventh Amendment") is made as of August 1, 1998 (the "Effective Date") by and between ARE-QRS CORP., a Maryland corpora tion ("Landlord"), and MEDIMMUNE, INC., a Delaware corporation ("Tenant").

     EXPLANATORY STATEMENT

A. Clopper Road Associates ("Original Landlord") and Tenant entered into a Lease Agreement dated February 14, 1991 (the "Original Lease"), whereby Tenant agreed to lease from Landlord forty thousand eight hundred forty-three (40,843) square feet (the "Original Leased Premises") in the building (the "Building") known as Building D located at 35 West Watkins Mill Road, in the Bennington Corporate Center in Gaithersburg, Maryland.

B. Original Landlord and Tenant entered into a First Amendment of Lease dated June 8, 1993 (the "First Amendment"), pursuant to which Building D was expanded and the square footage of the Original Leased Premises was increased by the amount of such expansion (the "Expansion Space") (collectively, the Original Leased Premises and the Expansion Space shall be hereinafter referred to as the "Expanded Leased Premises"). Certain other changes were also made to the Original Lease as a result of the First Amendment.

C. Original Landlord and Tenant entered into a Second Amendment of Lease dated June 30, 1993 (the "Second Amendment"), pursuant to which the square footage of the Expanded Leased Premises was increased by adding space (the "Second Expansion Space") in Building B located at 25 West Watkins Mill Road (collectively, the Original Leased Premises, the Expansion Space and the Second Expansion Space are hereinafter referred to as the "Second Expanded Leased Premises'); the Rent payable was adjusted, and certain other changes were made to the Original Lease, as amended.

D. Original Landlord and Tenant entered into a Third Amendment of Lease dated April 15, 1996, but effective as of January 1, 1995 (the "Third Amendment") to adjust percentages and addresses set forth in the Original Lease as amended.

E. Original Landlord and Tenant entered into a Fourth Amendment of Lease dated October 3, 1996 (the "Fourth Amendment") pursuant to which the portion of the Second Expanded Leased Premises in Building B was expanded by adding space adjacent thereto (the "VAD Space") (the Second Expanded Leased Premises, as expanded by the VAD Space is hereinafter referred to as the 'Third Expanded Leased Premises"); the Rent was adjusted, and certain other changes were made to the Original Lease, as amended.

F. Original Landlord and Tenant entered into a Fifth Amendment of Lease dated October 3, 1996 (the "Fifth Amendment") pursuant to which the portion of the Third Expanded Leased Premises in Building D was expanded by adding space adjacent thereto (the "Building D Expansion Space") (the Third Expanded Leased Premises, as expanded by the Building D Expansion Space, is hereinafter referred to as the "Fourth Expanded Leased Premises"; the Rent was adjusted, and certain other changes were made to the Original Lease, as amended.

G.   Landlord purchased the Project from Original Landlord.

H. Landlord and Tenant entered into a Sixth Amendment of Lease dated as of September 10, 1997 (the "Sixth Amendment") pursuant to which the portion of the Fourth Expanded Leased Premises in Building B was expanded by adding 10,073 rentable square feet of space (the "1997 Additional Space") (the Fourth Expanded Leased Premises, as expanded by the 1997 Additional Space, is hereinafter referred to as the "Fifth Expanded Leased Premises"; the Rent was adjusted, and certain other changes were made to the Original Lease, as amended.

I. The Original Lease, the First, Second, Third, Fourth, Fifth and Sixth Amendments are hereinafter collectively referred to as the "Lease".

J. Landlord now desires to lease to Tenant and Tenant desires to lease from Landlord additional space in Building B located at 25 West Watkins Mill Road;

K. Landlord and Tenant also desire to adjust the Rent payable under the Lease and make certain other changes to the Lease, all as more specifically set forth below.

NOW, THEREFORE, in consideration of the Explanatory Statement, which shall be deemed a substantive part of this Seventh Amendment, the covenants of the parties herein and in the Lease, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Effective Date of Seventh Amendment. From and after the date of this Seventh Amendment, the Lease shall be amended as set forth below.

2. Capitalized Terms. All capitalized terms in this Seventh Amendment shall have the same meanings as those in the Lease, unless specifically set forth otherwise herein.

3. 1998 Additional Space. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, in addition to the Fifth Expanded Leased Premises, ap proximately Three Thousand Three Hundred Seventy (3,370) rentable square feet of space in Building B located at 25 West Watkins Mill Road (the "1998 Additional Space") (collectively, the Fifth Expanded Leased Premises and the 1998 Additional Space shall be deemed the "Leased Premises"). The 1998 Additional Space is shown more particularly on Exhibit A attached hereto and made a part hereof.

Landlord hereby agrees that the Second Expansion Space, the VAD Space, the 1997 Additional Space and the 1998 Additional Space need not be separate and distinct premises and, subject to compliance by Tenant with the provisions of the Lease governing alterations, may be altered, reconfigured or redesigned to comprise a single integrated premises.

4.  Construction Of 1998 Additional Space
(a) Landlord shall use its best efforts to deliver the 1998 Additional Space to Tenant within sixty (60) days following execution and delivery of this Seventh Amendment by Landlord and Tenant. In the event that Landlord has not delivered the 1998 Additional Space to Tenant before the close of business on December 31, 1998, Tenant shall have the right to terminate the Lease with respect to the 1998 Additional Space upon five (5) days prior written notice to Landlord by Tenant. The date of delivery of the 1998 Additional Space to Tenant shall be the "1998 Additional Space Commencement Date". Tenant hereby acknowledges that it has inspected the 1998 Additional Space and that it is in an unfinished state and Tenant hereby agrees to accept the 1998 Additional Space in "as is" condition on the date hereof reasonable wear and tear excepted between the date hereof and the date of delivery to Tenant. The 1998 Additional Space shall be "broom clean" on the 1998 Additional Space Commencement Date.

(b) Tenant shall cause the improvements for the 1998 Additional Space (the "1998 Additional Space Construction") to be constructed in accordance with the plans and specifications for the 1998 Additional Space (the "1998 Additional Space Plans"). The 1998 Additional Space Plans shall be approved and initialed by the parties before construction begins. Landlord shall not unreasonably withhold or delay its approval of the 1998 Additional Space Plans. Tenant shall provide Landlord one copy of all the 1998 Additional Space Plans at Tenant's ex pense, before construction begins.

Tenant shall have received a building permit from the City of Gaithersburg for the 1998 Additional Space, and shall have provided a copy to Landlord, before Tenant shall be authorized to begin construction under this Seventh Amendment.

Before construction begins Tenant shall have furnished to Landlord insurance certificates evidencing the existence of all insurance policies required to be carried by Tenant pursuant to the Lease.

(c) (i) Subject to Landlord's approval, which approval shall not be unreasonably withheld or delayed, Tenant shall select a contractor (the "Third Party Contractor") to construct the 1998 Additional Space improvements. Tenant will not change the Third Party Contractor to another party without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. The Third Party Contractor shall provide all work, labor and materials in support of the 1998 Additional Space Construction in accordance with the 1998 Additional Space Plans. The Third Party Contractor shall also perform its work in strict compliance with all laws, rules, regulations, orders, codes and other requirements of all governmental and quasi-governmental authorities having jurisdiction with respect to the 1998 Additional Space and/or the performance of the 1998 Additional Space Construction, and shall comply with all of Landlord's reasonable rules and regulations provided to the Third Party Contractor.

(ii) In addition, Tenant shall obtain or cause the Third Party Contractor to obtain Builder's Risk insurance naming Landlord and Tenant as additional insureds and public liability insurance with limits of $1,000,000/ $2,000,000 for the 1998 Additional Space Construction. No later than the date of commence ment of the 1998 Space Construction, Tenant shall cause the Third Party Contrac tor to provide to Landlord original insurance certificates evidencing all such insurance policies and proof that the Third Party Contractor maintains a policy of Worker's Compensation Insurance in accordance with applicable law.

(iii) Landlord, without charge to Tenant, shall have the right to observe the Third Party Contractor's work on the 1998 Additional Space Construction.

(d) Landlord shall contribute $10.00 per rentable square foot of The 1998 Additional Space ($10.00 x 3,370 = $33,700.00) (the "Allowance") toward the costs and expenses incurred in connection with the performance of the 1998 Additional Space Construction. The Allowance shall be paid by Landlord to Tenant upon the completion of the 1998 Additional Space Construction. The 1998 Additional Space Construction shall be completed at such time as Tenant, at its sole cost and expense and without cost to Landlord (except for the Allowance) shall (1) furnish evidence satisfactory to Landlord that all of the 1998 Additional Space Construction has been completed and paid for in full (which may be evidenced by the architect's certificate of completion and final waiver and release of liens from all contractors, subcontractors and materialmen (and such work has been accepted by Landlord); that any and all liens therefor that have been or might be filed have been discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) or waived and that no security interests relating thereto are outstanding; (2) furnish to Landlord all certifications and approvals with respect to the 1998 Additional Space Construction that may be required from any governmental authority and any board of fire underwriters or similar body for the use and occupancy of the 1998 Addi tional Space; and (3) furnish an affidavit from Tenant's architect certifying that all work performed in the 1998 Additional Space is in substantial accordance with the 1998 Additional Space Plans approved by Landlord.

5.   Certain Construction Provisions Not Applicable to 1998 Additional Space.
Article I.B of the Original Lease, Paragraphs 4 through 7 of the First Amendment and Paragraph 5 of the Second Amendment shall not apply to the 1998 Additional Space, except as may be specifically set forth in this Seventh Amendment.

6. Term of 1998 Additional Space Lease. The 1998 Additional Space Lease Term will commence on the 1998 Additional Space Commencement Date, and will end on November 30, 2006, subject to Paragraph 7 below. From and after the 1998 Additional Space Commencement Date, the term "Lease Term" will include the 1998 Additional Space Lease Term.

7.  Cancellation Option

(a) Paragraph II.B of the Original Lease, as amended by the First Amendment, and as amended by the Second Amendment (with respect only to the Expanded Leased Premises (as defined in the Second Amendment) shall not apply to the 1998 Additional Space.

(b) Provided that no event of default shall have occurred and be continuing, Tenant shall have the right to terminate the Lease with respect to the 1998 Additional Space at any time from and after November 30, 2001 upon at least 180 days prior written notice to Landlord, which notice shall be accompanied by a termination fee in an amount equal to $32,903 plus an amount equal to three (3) months Basic Annual Rent payable hereunder on the date of Tenant's notice in respect of the 1998 Additional Space, if the termination date is November 30, 2001. The termination fee payable by Tenant to Landlord shall be reduced by $548.38 per month after December 1, 2001. So long as Tenant pays the Basic Annual Rent and Additional Rent payable under the Lease through the termination date set forth in Tenant's notice, the Lease as it relates to the 1998 Additional Space shall expire and come to an end on such termination date as if such date were the end of the Lease Term.

8. Basic Annual Rent for the 1998 Additional Space. Basic Annual Rent for the 1998 Additional Space shall equal Forty Four Thousand Two Hundred Forty Eight and 10/100 Dollars ($44,248.10) per annum, payable in equal monthly installments of Three Thousand Six Hundred Eighty Seven and 34/100 Dollars ($3,687.34). Payment of Basic Annual Rent shall commence on the ninetieth (90th) day after the 1998 Additional Space Commencement Date.

9.   Rent.

(a) The Basic Annual Rent shall be increased each year by an amount equal to three percent (3%) of the Basic Annual Rent then in effect. The first such adjustment shall become effective December 1, 1999, and subsequent adjustments shall become effective on December 1 of every calendar year thereafter for so long as the Lease continues in effect.

(b) The above amounts of Basic Annual Rent for the 1998 Additional Space shall be paid at the same time and in addition to the payment of Basic Annual Rent for the balance of the Leased Premises, and otherwise in the manner set forth in
Article III.B of the Lease.

(c) There shall be no Security Deposit required hereunder for the 1998 Additional Space.

10.  Adjustments to Square Footages and Percentages.

(a) Paragraph III.C(1)(c) of the Lease shall be amended so that the term "Rentable Area of the Leased Premises" shall be deemed to be 84,668 square feet (being Sixty and Ninety Four One Hundredths Percent (60.94%) of the Buildings) so that the term includes the 1997 Additional Space. This amended square footage number shall apply throughout the Lease to all references to the square footage of the Leased Premises.

(b) Notwithstanding anything to the contrary contained in the Lease, including this Amendment, for the purpose of calculating Additional Rent payments in respect of Common Area Expenses, Taxes and Insurance Tenant's Portion shall be Fifty Eight and Fifty One One Hundredths Percent (58.51%) and the term Tenant's Portion shall not include the 1998 Additional Space. The term "Tenant's 1998 Additional Space Portion" shall mean Two and Forty Three One Hundredths Percent (2.43%). Tenant shall pay to Landlord, as Additional Rent in respect of the 1998 Additional Space, Tenant's 1998 Additional Space Portion of Common Area Expenses, Taxes and Insurance. Payments by Tenant of Additional Rent in respect of the 1998 Additional Space shall be made monthly commencing on the date upon which Basic Annual Rent in respect of the 1998 Additional Space commences and shall be payable on the first day of each calendar month thereafter, each such payment to be in an amount equal to one-twelfth (1/12th) of the amount of such expenses for the applicable calendar year as estimated by Landlord. Payments of Tenant's 1998 Additional Space Portion in respect of Common Area Expenses shall not increase in any one year by more than eight percent (8%).

11. Use Restrictions and Rules. Paragraph IV.A of the Original Lease shall apply to the 1998 Additional Space.

12. Improvements by Tenant. Subsection (i) of the second paragraph of Paragraph IV.B of the Lease shall be stricken in its entirety and replaced with the following:

"(i) the aggregate cost of the same does not exceed One Hundred Thousand Dollars ($100,000) with respect to the Expanded Leased Premises, Fifty Thousand Dollars ($50,000) with respect to the Second Expansion Space, Fifty Thousand Dollars ($50,000) with respect to the VAD Space, Fifty Thousand Dollars ($50,000) with respect to the Building D Expansion Space, Fifty Thousand Dollars ($50,000) with respect to the 1997 Additional Space or Fifty Thousand Dollars ($50,000) with respect to the 1998 Additional Space...."

13. Insurance. Paragraph IV.E of the Original Lease shall apply to the 1998 Additional Space.

14. Damage and Destruction. The last two paragraphs of Article VI of the Lease shall be amended to read as follows:

"Notwithstanding the preceding three (3) paragraphs of this Article VI, if Landlord or Tenant has the right to terminate the Lease pursuant to this Article VI due to damage or destruction to the Expanded Leased Premises and Building D Expansion Space only (excluding the Second Expansion Space, the VAD Space, the 1997 Additional Space and the 1998 Additional Space) by fire, other casualty, or any other cause (except condemnation), then Landlord or Tenant automatically shall have the right pursuant to this Article VI to terminate the Lease with respect to the Second Expansion Space, the VAD Space, the 1997 Additional Space and the 1998 Additional Space regardless of whether the Second Expansion Space and/or the VAD Space and/or the 1997 Additional Space and/or the 1998 Additional Space has suffered any damage or destruction. However, if Landlord or Tenant has the right to terminate the Lease pursuant to this Article VI due to damage or destruction to the Second Expansion Space and/or the VAD Space and/or the 1997 Additional Space and/or the 1998 Additional Space only, (excluding the Expanded Leased Premises and Building D Expansion Space), Landlord or Tenant shall not have any right to terminate the Lease with respect to the Expanded Leased Premises and Building D Expansion Space. If Landlord or Tenant duly terminates the Lease under Article VI with respect to the Second Expansion Space and/or the VAD Space and/or the 1997 Additional Space and/or the 1998 Additional Space, the Lease shall remain in full force and effect with respect to the Expanded Leased Premises and Building D Expansion Space, and the Second Expansion Space and/or the VAD Space and/or the 1997 Additional Space and/or the 1998 Additional Space shall be stricken from the definition of "Leased Premises" under the Lease. Upon such damage or destruction to the Second Expansion Space and/or the VAD Space and/or the 1997 Additional Space and/or the 1998 Additional Space, the parties agree to enter into an amendment to the Lease setting forth the reduced Leased Premises and other related changes to the Lease, including, without limitation, reduction of Basic Annual Rent and Tenant's Portion of Common Area Expenses, Taxes and Insurance.

Notwithstanding anything set forth above in this Article VI, if Landlord or Tenant has the right to terminate the Lease pursuant to this Article VI due to damage or destruction to one of the Second Expansion Space or the VAD Space or the 1997 Additional Space or the 1998 Additional Space, then Landlord or Tenant shall not have the right to terminate the Lease under this provision with respect to the non-damaged Space in Building B, or with respect to the Expanded Leased Premises."

15. Condemnation. The last sentence of the second paragraph of Article VII of the Lease shall only apply to the Expanded Leased Premises and Building D Expansion Space and shall not apply to the Second Expansion Space, the VAD Space, the 1997 Additional Space or the 1998 Additional Space. In addition, the last two paragraphs of Article VII of the Lease shall be amended to read as follows:

"Notwithstanding the preceding two (2) paragraphs of this Article VII, if Landlord or Tenant has the right to terminate the Lease pursuant to this Article VII due to taking or condemnation of the Expanded Leased Premises and Building D Expansion Space only (excluding the Second Expansion Space, the VAD Space, the 1997 Additional Space and the 1998 Additional Space), then Landlord or Tenant automatically shall have the right pursuant to this Article VII to terminate the Lease with respect to the Second Expansion Space, the VAD Space, the 1997 Additional Space and the 1998 Additional Space, regardless of whether the Second Expansion Space and/or the VAD Space and/or the 1997 Additional Space and/or the 1998 Additional Space has been condemned in whole or in part. However, if Landlord or Tenant has any right to terminate the Lease pursuant to this Article VII due to condemnation or taking of the Second Expansion Space and/or the VAD Space and/or the 1997 Additional Space and/or the 1998 Additional Space only (ex cluding the Expanded Leased Premises and Building D Expansion Space), Landlord or Tenant shall not have the right to terminate the Lease with respect to the Expanded Leased Premises and Building D Expansion Space. If Landlord or Tenant duly terminates the Lease under Article VII with respect to the Second Expansion Space and/or the VAD Space and/or the 1997 Additional Space and/or the 1998 Additional Space the Lease shall remain in full force and effect with respect to the Expanded Leased Premises and Building D Expansion Space and the Second Expansion Space and/or VAD Space and/or the 1997 Additional Space and/or the 1998 Additional Space shall be stricken from the definition of "Leased Premiss" under the Lease. Upon such condemnation of the Second Expansion Space and/or the VAD Space and/or the 1997 Additional Space and/or the 1998 Additional Space the parties agree to enter into an amendment to the Lease setting forth the reduced Leased Premises and other related changes to the Lease, including, without limitation, a reduction of Basic Annual Rent and Tenant's Portion of Common Area Expenses, Taxes and Insurance.

Notwithstanding anything set forth above in this Article VII, if Landlord or Tenant has the right to terminate the Lease pursuant to this Article VII due to taking or condemnation of one of the Second Expansion Space or the VAD Space or the 1997 Additional Space or the 1998 Additional Space, then Landlord or Tenant shall not have the right to terminate the Lease under this provision with respect to the non-condemned Space in Building B, or with respect to the Expanded Leased Premises.

16. Parking. Parking under the Lease shall be modified by adding Tenant's right to the non-exclusive use of an additional eight parking spaces.

17. Renewal Option. Rider No. 1 to the Lease shall apply to the 1998 Additional Space.

18. Tenant Authorization. Tenant represents and warrants to Landlord that this Seventh Amendment has been validly authorized and is executed by an authorized officer of Tenant and that its terms are binding upon and enforceable against Tenant in accordance herewith.

19. Brokers. Landlord and Tenant represent and warrant that there is no real estate broker or agent representing Tenant in connection with this Seventh Amend ment.

20. Lease as Amended. From and after the full execution of this Seventh Amendment, the Lease shall be amended and in full force and effect in such respects as are set forth in this Seventh Amendment, and all other provisions, terms, conditions and riders of and to the Lease shall in all respects remain as set forth in the Lease, in full force and effect and applicable to the 1998 Additional Space, except as specifically set forth in this Amendment.

21. Reaffirmation of Lease. Each of Tenant and Landlord hereby reaffirms and restates, and agrees to be bound by, the covenants, promises, representations and agreements set forth in the Lease (except to the extent that they are expressly superseded by this Seventh Amendment) as if made herein.

LANDLORD:

ARE-QRS CORP.


By: /s/ Lynn Anne Shapiro

Name:  Lynn Anne Shapiro

Title:  General Counsel


MEDIMMUNE, INC.,
a Delaware corporation

By: /s/  David M. Mott

Name:  David M. Mott

Title:  President


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